UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2006
LINEAR TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-14864	94-2778785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1630 McCarthy Boulevard Milpitas, California 95035
(Address of principal executive offices)

(408) 432-1900
(Registrant’s telephone number, including area code)

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 17, 2006, Linear Technology Corporation issued a press release titled “Linear Technology reports increased quarterly sales and profits and increases its quarterly cash dividend 50% from $0.10 to $0.15 per share,” the text of which is furnished as Exhibit 99.1 to this report.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits.

Exhibit Number	Description
99.1	Text of press release, dated January 17, 2006, titled “Linear Technology reports increased quarterly sales and profits and increases its quarterly cash dividend 50% from $0.10 to $0.15 per share.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINEAR TECHNOLOGY CORPORATION

(Registrant)

Date:

January 17, 2006_

By:

/s/ Paul Coghlan

Paul Coghlan

Vice President, Finance and Chief

Financial Officer

EXHIBIT INDEX
Exhibit Number	Description
99.1	Text of press release dated January 17, 2006 titled “Linear Technology reports increased quarterly sales and profits and increases its quarterly cash dividend 50% from $0.10 to $0.15 per share.”

Exhibit 99.1

Contact:

Paul Coghlan

5:00 EDT

Vice President, Finance

Tuesday, January 17, 2006

(408) 432-1900

US1

LINEAR TECHNOLOGY REPORTS INCREASED QUARTERLY SALES AND PROFITS AND INCREASES ITS QUARTERLY CASH DIVIDEND 50% FROM $0.10 TO $0.15 PER SHARE

Milpitas, California, January 17, 2006, Linear   Technology Corporation (NASDAQ-LLTC), a leading, independent manufacturer of high performance linear integrated circuits, today announced that net sales for its second quarter ended January 1, 2006, were $265,146,000, an increase of 6% over net sales of $250,121,000 for the second quarter of the previous year.  The Company also reported net income for the quarter of $103,264,000 or $0.33 diluted earnings per share, ($112,807,000 or $0.36 pro forma excluding stock based compensation as noted below) as compared to $102,818,000 or $0.33 diluted earnings per share reported for the second quarter of last year.  During this fiscal year, the Company implemented Financial Accounting Standard No. 123R (FAS123R), “Share-based Payments,” which requires companies to estimate the cost of all forms of stock based compensation, including stock options, restricted stock and employee stock purchase plans, and record a commensurate expense in their income statement.  For Linear Technology, the total amount of stock based compensation during this quarter was $13,731,000.  Under FAS123R calculations, there was also an increase in estimated diluted shares outstanding.  Consequently, pro forma diluted earnings per share, excluding stock based compensation accounting estimates, would have been $0.36 for the quarter ended January 1, 2006 versus $0.34 on a similar basis for the prior year’s quarter.  Sequentially, the Company’s cash and short-term investments increased by $7.1 million, net of spending $56 million to purchase 1,617,557 shares of common stock.

The Company also declared a 50% increase in its dividend from $0.10 to $0.15 per share.  This cash dividend will be paid on February 15, 2006 to stockholders of record on January 27, 2006.

According to Lothar Maier, CEO, "Sales and profits for the December quarter increased both year over year and sequentially from the September quarter.  Demand increased resulting in a positive book to bill ratio.  Our return on sales was a strong 39%, or 43% on a pro forma basis prior to the impact of stock based compensation accounting.

We continue to be cash flow positive and our confidence in our cash generating capabilities has enabled us to increase our quarterly cash dividend by 50%.

Looking ahead we expect sales growth of 5% to 6% in the March quarter over the December quarter fueled by bookings growth in industrial, communications infrastructure, networking and automotive end markets.”

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements.  In particular, the statements regarding the demand for our products, our customers’ ordering patterns and the anticipated growth of our sales and profits are forward-looking statements.  The forward-looking statements are dependent on certain risks and uncertainties, including such factors, among others, as the timing, volume and pricing of new orders received and shipped, the timely introduction of new processes and products, general conditions in the world economy and financial markets and other factors described in our 10-K for the fiscal year ended July 3, 2005.

Company officials will be discussing these results in greater detail in a conference call tomorrow, Wednesday, January 18, 2006 at 8:30 a.m. Pacific Coast Time.   Those investors wishing to listen in may call (719) 234-0008 before 8:15 a.m. to be included in the audience.   There will be a live webcast of this conference call that can be accessed through www.linear.com or www.streetevents.com.  A replay of the conference call will be available from January 18 through January 24, 2006.  You may access this post view by calling (719) 457-0820 and entering reservation #8119248.  An archive of the webcast will also be available at www.linear.com and www.streetevents.com as of January 18, 2006 until the second quarter earnings release next year.

Linear Technology Corporation, a manufacturer of high performance linear integrated circuits, was founded in 1981, became a public company in 1986 and joined the S&P 500 index of major public companies in 2000.  Linear Technology products include high performance amplifiers, comparators, voltage references, monolithic filters, linear regulators, DC-DC converters, battery chargers, power supply modules, data converters, communications interface circuits, RF signal conditioning circuits, and many other analog functions.  Applications for Linear Technology’s high performance circuits include telecommunications, cellular telephones, networking products such as optical switches, notebook and desktop computers, computer peripherals, video/multimedia, industrial instrumentation, security monitoring devices, high-end consumer products such as digital cameras and MP3 players, complex medical devices, automotive electronics, factory automation, process control, and military and space systems.  For more information, visit www.linear.com.

For further information contact Paul Coghlan at Linear Technology Corporation, 1630 McCarthy Blvd., Milpitas, California   95035-7417, (408) 432-1900.

LINEAR TECHNOLOGY CORPORATION CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share amounts) GAAP (unaudited)

	Three Months Ended		Six Months Ended
	January 1,	January 2,	January 1,	January 2,
	2006	2005	2006	2005

Net Sales	$ 265,146	$ 250,121	$ 521,159	$ 503,149
Cost of sales (1)	58,765	53,890	114,764	108,729
Gross profit	206,381	196,231	406,395	394,420

Expenses:

Research & development (1)	38,040	32,413	75,819	63,047
Selling, general & administrative (1)	32,331	26,321	63,481	49,379
	70,371	58,734	139,300	112,426
Operating income	136,010	137,497	267,095	281,994
Interest income, net	12,572	7,244	24,194	12,712

Income before income taxes	148,582	144,741	291,289	294,706
Provision for income taxes	45,318	41,923	88,844	88,412

Net income	$ 103,264	$ 102,818	$ 202,445	$ 206,294

Earnings per share:
Basic	$ 0.34	$ 0.33	$ 0.66	$ 0.67
Diluted	$ 0.33	$ 0.33	$ 0.64	$ 0.65

Shares used in the calculation of
earnings per share:
Basic	305,534	307,856	305,690	307,879
Diluted	313,792	315,797	314,490	315,967

Pro forma earnings per share excluding
the effects of stock based compensation:
Basic	$ 0.37	$ 0.35	$ 0.72	$ 0.69
Diluted	$ 0.36	$ 0.34	$ 0.71	$ 0.67

Pro forma shares used in the calculation of pro forma earnings per share:
Basic	305,534	307,856	305,690	307,879
Diluted	311,782	315,797	312,561	315,967

(1) Includes stock-based compensation charges as follows:

Cost of sales	$ 2,306	$ 776	$ 3,513	$ 1,296
Research and development	5,530	1,939	11,453	3,369
Sales, general and administrative	5,895	2,133	12,103	3,432
Total stock-based compensation	$ 13,731	$ 4,848	$ 27,069	$ 8,097

LINEAR TECHNOLOGY CORPORATION RECONCILIATION OF NET INCOME TO PRO FORMA NET INCOME (In thousands, except per share amounts) NON-GAAP (unaudited)

	Three Months Ended			Six Months Ended
	January 1,		January 2,	January 1,		January 2,
	2006		2005	2006		2005

Net income	$ 103,264		$ 102,818	$ 202,445		$ 206,294

Adjustments to reconcile net income to pro forma net income:
Stock-based compensation	13,731		4,848	27,069		8,097
Tax effect	(4,188)		(1,405)	(8,256)		(2,429)
Pro forma net income	112,807		106,261	221,258		211,962

Pro forma earnings per share excluding
the effects of stock based compensation:
Basic	$ 0.37		$ 0.35	$ 0.72		$ 0.69
Diluted	$ 0.36		$ 0.34	$ 0.71		$ 0.67

Shares used in the calculation of pro forma earnings per share:
Basic	305,534		307,856	305,690		307,879
Diluted	311,782	(1)	315,797	312,561	(1)	315,967

(1) Excludes 2,010 and 1,929 shares for the three and six months ended January 1, 2006, respectively, to conform diluted outstanding shares calculated under FAS123R to diluted shares calculated under prior accounting standards.

FAS123R - Stock Based Compensation became effective and was adopted by the Company during the quarter ended October 2, 2005.  FAS123R requires the Company to estimate the cost of all forms of stock based compensation, including employee stock options, and to record a commensurate expense in the income statement.  To supplement our consolidated financial statements presented in accordance with GAAP, we have shown above a non-GAAP (pro forma) presentation of the Company’s earnings per share, which is adjusted to reflect the GAAP results to exclude all stock based compensation.  This non-GAAP presentation of earnings per share is provided to enhance the user’s overall understanding of the Company’s historical financial performance and comparability between periods.  We believe the non-GAAP results provide useful information to investors by excluding stock based compensation particularly during this transitional period when many companies have not yet adopted the provisions of FAS123R.

LINEAR TECHNOLOGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)

	January 1,	July 3,	January 1,		July 3,
	2006	2005	2006		2005
	(unaudited)	(audited)		(unaudited)	(audited)

ASSETS			LIABILITIES & STOCKHOLDERS ’ EQUITY

Current assets:			Current liabilities:
Cash, cash equivalents and			Accounts payable	$ 11,690	$ 11,800
short-term investments	$1,841,653	$1,790,912
			Accrued income taxes, payroll & other accrued liabilities	161,018	152,231

Accounts receivable, net of			Deferred income on shipments
allowance for doubtful			to distributors	43,305	43,708
accounts of $1,808 ($1,713
at July 3, 2005)	128,336	125,864	Total current liabilities	216,013	207,739

Inventories	37,098	34,328	Deferred tax and other long-term liabilities	69,337	71,461
Deferred tax assets and other current assets	70,747	56,205	Stockholders’ equity:

Total current assets	2,077,834	2,007,309	Common stock	977,816	926,763
			Retained earnings	1,113,544	1,083,110
Property, plant & equipment, net	243,669	221,028	Accumulated other comprehensive
Other non current assets	50,369	57,897	income	(4,838)	(2,839)
			Total stockholders’ equity	2,086,522	2,007,034
Total assets	$2,371,872	$2,286,234		$2,371,872	$2,286,234